UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

TimkenSteel Corporation

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1835 Dueber Avenue SW Canton, OH	44706
(Address of Principal Executive Offices)	(Zip Code)

(330) 471-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other	Events.

In connection with the sale of $75,000,000 aggregate principal amount of 6.00% Convertible Senior Notes due 2021 by TimkenSteel Corporation (the “Company”), the Company is filing herewith the following exhibits to its Registration Statement on Form S-3 (File No. 333-208930):

1.	Underwriting Agreement, dated as of May 24, 2016, by and between the Company and J.P. Morgan Securities LLC, acting as representative of the several underwriters named therein.

2.	Indenture, dated May 31, 2016, by and between the Company and U.S. Bank National Association, as Trustee.

3.	First Supplemental Indenture, dated May 31, 2016, by and between the Company and U.S. Bank National Association, as Trustee (including Form of Note).

4.	Opinion of Jones Day.

5.	Ratio of Earnings to Fixed Charges.

Item 9.01. Financial	Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 24, 2016, by and between the Company and J.P. Morgan Securities LLC, acting as representative of the several underwriters named therein.

4.1	Indenture, dated May 31, 2016, by and between the Company and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated May 31, 2016, by and between the Company and U.S. Bank National Association, as Trustee (including Form of Note).

5.1	Opinion of Jones Day.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Jones Day (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

May 31, 2016	By:	/s/ Christopher J. Holding
	Name:	Christopher J. Holding
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of May 24, 2016, by and between the Company and J.P. Morgan Securities LLC, acting as representative of the several underwriters named therein.

4.1	Indenture, dated May 31, 2016, by and between the Company and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated May 31, 2016, by and between the Company and U.S. Bank National Association, as Trustee (including Form of Note).

5.1	Opinion of Jones Day.

12.1	Ratio of Earnings to Fixed Charges.

23.1	Consent of Jones Day (included in Exhibit 5.1).